UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 7, 2016

Blue Buffalo Pet Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 River Road
Wilton, CT 06897
(Address of Principal Executive Offices) (Zip Code)
(203) 762-9751
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 10, 2016, Blue Buffalo Pet Products, Inc. (the “Company”) issued a press release announcing the results of the Company for the third quarter ended September 30, 2016. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.
The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As part of the Company’s succession plan, on November 7, 2016, Kurt Schmidt, the Company’s Chief Executive Officer, notified the Board of Directors (the “Board”) of the Company that he intends to retire as Chief Executive Officer effective December 31, 2016. Mr. Schmidt will also step down from the Board at the time of his retirement. In accordance with the succession plan, the Board appointed William Bishop, Jr. to serve as the Company’s Chief Executive Officer and elected him to the Board to serve as a Class I director, in each case effective January 1, 2017. To ensure a smooth transition, Mr. Schmidt will take on the role of Senior Advisor, providing consulting services to the Company from the effective date of his retirement until December 31, 2017.

Appointment of Principal Executive Officer

Mr. Bishop, 46, has served as the Company’s President since 2012 and as the Company’s Chief Operating Officer since 2003. Mr. Bishop co-founded the Blue Buffalo Company with his father William Bishop, Sr. the Chairman of the Company’s Board, and his brother Chris Bishop in 2002. He has been leading Marketing, Product Development and Operations since the Company’s founding. Mr. Bishop was Vice President of Marketing at SoBe leading its ground breaking guerilla marketing strategy until its sale to Pepsi in 2001. Mr. Bishop was also an Account Manager at Sierra Communications from 1993 to 1995. Mr. Bishop has a BA in Sports Marketing from Ohio Wesleyan University.

The terms of Mr. Bishop’s compensation as Chief Executive Officer have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K once such terms have been determined.

As described above, Mr. Bishop is the son of William Bishop, Sr., who is the Chairman of the Board. Mr. Bishop has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than those interests disclosed in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2016, the relevant portions of which are incorporated herein by reference.

Retirement and Separation Agreement with Principal Executive Officer

On November 9, 2016, in connection with Mr. Schmidt’s retirement and resignation from his position as Chief Executive Officer and a member of the Company’s board of directors, as well as from any and all positions held as an employee, officer, or director of the Company or its subsidiaries, in each case, effective as of December 31, 2016, the Company entered into a retirement and separation agreement with Mr. Schmidt (the “Agreement”).

Pursuant to the Agreement, Mr. Schmidt will continue to receive his base salary at its current rate and be entitled to participate in employee benefit plans in which he is participating through his employment termination date.

In connection with his employment termination and contingent upon Mr. Schmidt’s execution of a release of claims, Mr. Schmidt will receive, in addition to any accrued obligations: (i) a lump-sum cash payment in exchange for the cancellation of his 2016 option and restricted stock unit awards in an amount equal to the aggregate amount the Company has accrued on its balance sheet for such option and restricted stock unit awards as of the employment termination date; (ii) a pro-rata portion of his long-term cash incentive award granted on January 1, 2015 based on the amount the Company has accrued on its balance sheet in respect of such award through the employment termination date; (iii) the annual cash incentive award for 2016 based on actual performance for such year; (iv) reimbursement for health insurance coverage premiums until the earlier of the 18-month anniversary of the employment termination date and the date on which Mr. Schmidt becomes eligible to obtain healthcare coverage from a new employer; (v) reimbursement for reasonable relocation costs and expenses approved by the Company; and (vi) reimbursement for reasonable legal fees incurred in connection with the Agreement, up to a maximum of $15,000.

The Agreement also provides that the Company will engage Mr. Schmidt as a Senior Advisor to provide consulting services (including transition assistance) to the Company and its affiliates until December 31, 2017. During such consulting services period, Mr. Schmidt will be entitled to receive (i) a monthly consulting fee at a rate of $1,000 per month and (ii) continued vesting of his 2012 option award, with the termination of the consulting services period being treated as Mr. Schmidt’s “retirement date” for purposes of determining his post-termination of employment option exercise period.

The Agreement incorporates the terms of Mr. Schmidt’s existing restrictive covenant agreement, but provides that the post-termination of employment restricted period for purposes of Mr. Schmidt’s noncompetition and nonsolicitation restrictions will commence as of the termination of the consulting services period. The Agreement also includes an indefinite mutual non-disparagement covenant.

The foregoing summary description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure.

On November 10, 2016, the Company issued the press release described under Item 2.02 above, a copy of which is being furnished as Exhibit 99.1 attached hereto. The press release contains information with respect to the matter described under Item 5.02 above, which information is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Retirement and Separation Agreement, dated November 9, 2016, between Blue Buffalo Pet Products, Inc. and Kurt Schmidt.

99.1	Press Release issued by Blue Buffalo Pet Products, Inc. dated November 10, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	Senior Vice President, General Counsel and Secretary
Date: November 10, 2016

Index to Exhibits

Exhibit No.	Description

10.1	Retirement and Separation Agreement, dated November 9, 2016, between Blue Buffalo Pet Products, Inc. and Kurt Schmidt.

99.1	Press Release issued by Blue Buffalo Pet Products, Inc. dated November 10, 2016.